Exhibit 99.1

The Priceline Group Reports Financial Results for 1st Quarter 2016
NORWALK, CT – May 4, 2016. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 1st quarter 2016 financial results. First quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, net of cancellations, were $16.7 billion, an increase of 21% over a year ago (approximately 26% on a constant currency basis).
The Group's gross profit for the 1st quarter was $2.0 billion, a 21% increase from the prior year (approximately 27% on a constant currency basis). International operations contributed gross profit in the 1st quarter of $1.7 billion, a 23% increase versus a year ago (approximately 31% on a constant currency basis). The Group had GAAP net income for the 1st quarter of $374 million, or $7.47 per diluted share, which compares to $333 million or $6.36 per diluted share, in the same period a year ago.
Non-GAAP net income in the 1st quarter was $532 million, a 24% increase versus the prior year. Non-GAAP net income was $10.54 per diluted share, compared to $8.12 per diluted share a year ago. Adjusted EBITDA for the 1st quarter 2016 was $676 million, an increase of 27% versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group delivered strong top line growth and attractive margins in the first quarter,” said Jeffery H. Boyd, Chairman and Interim Chief Executive Officer of The Priceline Group. “Growth in room night reservations of 31% reflects continued solid execution in the market for global travel.”
Looking forward, Mr. Boyd said, “The Group is looking forward to continued investments in product, service and branding that will drive long-term growth for our leading brands.”
The Priceline Group said it was targeting the following for 2nd quarter 2016:

•	Year-over-year increase in room nights booked of approximately 15% - 22%.

•	Year-over-year increase in total gross travel bookings of approximately 11% - 18% (an increase of approximately 11% - 18% on a constant currency basis).

•	Year-over-year increase in revenue of approximately 7% - 14%.

•	Year-over-year increase in gross profit of approximately 9% - 16% (an increase of approximately 9% - 16% on a constant currency basis).

•	Adjusted EBITDA of approximately $740 million to $795 million.

•	Non-GAAP net income per diluted share between $11.60 and $12.50.

Non-GAAP guidance for the 2nd quarter 2016:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash-settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes the impact, if any, of significant costs related to acquisitions,

•	excludes the impact, if any, of gains on sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
We evaluate our results of operations on both an as reported and constant currency basis.  We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $280 million in the 2nd quarter 2016. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $118 million in the 2nd quarter 2016. The Group estimates GAAP net income per diluted share between $9.35 and $10.25 for the 2nd quarter 2016.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;

-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income and interest expense and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, significant acquisition costs, gains on sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments and income tax expense.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three months ended March 31, 2016 and 2015 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in non-GAAP earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $16.4 million recorded in the 1st quarter of 2015 related to a favorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful. There were no such charges or credits in the three months ended March 31, 2016.

•
Gains on sale of cost-method investments and charges related to other-than-temporary impairments of such investments, such as the $50.4 million impairment of a cost-method investment in Hotel Urbano recorded in the 1st quarter of 2016, are excluded because they do not impact cash earnings, are not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
The Company also announced that Matthew Tynan, who joined the Company in 2000 and has served as Senior Vice President, Finance and Investor Relations since 2009 has become the Chief Financial Officer for its priceline.com brand. Michael Noonan, who recently joined the Company from RBC Capital Markets where he was a Managing Director, will assume the role of Senior Vice President, Finance and Investor Relations and serve as the Company's principal contact person for investors.
About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit pricelinegroup.com and follow us on Twitter @PricelineGroup.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,857,165	$1,477,265
Restricted cash	835	806
Short-term investments	1,525,637	1,171,246
Accounts receivable, net of allowance for doubtful accounts of $19,198 and $15,014, respectively	857,140	645,169
Prepaid expenses and other current assets	623,986	258,751
Total current assets	4,864,763	3,553,237
Property and equipment, net	299,845	274,786
Intangible assets, net	2,128,539	2,167,533
Goodwill	3,378,327	3,375,000
Long-term investments	7,594,338	7,931,363
Other assets	68,734	118,656
Total assets	$18,334,546	$17,420,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$334,783	$322,842
Accrued expenses and other current liabilities	1,117,255	681,587
Deferred merchant bookings	535,536	434,881
Total current liabilities	1,987,574	1,439,310
Deferred income taxes	830,161	892,576
Other long-term liabilities	143,242	134,777
Long-term debt	6,321,202	6,158,443
Total liabilities	9,282,179	8,625,106

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,267,576 and 62,039,516 shares issued, respectively	484	482
Treasury stock, 12,629,864 and 12,427,945 shares, respectively	(6,086,001)	(5,826,640)
Additional paid-in capital	5,273,830	5,184,910
Accumulated earnings	9,566,289	9,191,865
Accumulated other comprehensive income	297,765	244,852
Total stockholders’ equity	9,052,367	8,795,469
Total liabilities and stockholders' equity	$18,334,546	$17,420,575

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Agency revenues	$1,500,029	$1,199,348
Merchant revenues	470,032	494,675
Advertising and other revenues	178,058	146,671
Total revenues	2,148,119	1,840,694
Cost of revenues	128,669	168,458
Gross profit	2,019,450	1,672,236
Operating expenses:
Performance advertising	779,909	633,544
Brand advertising	69,845	73,254
Sales and marketing	92,323	81,944
Personnel, including stock-based compensation of $66,000 and $54,008, respectively	308,351	258,984
General and administrative	113,045	100,178
Information technology	32,788	25,361
Depreciation and amortization	72,871	65,002
Total operating expenses	1,469,132	1,238,267
Operating income	550,318	433,969
Other income (expense):
Interest income	20,347	11,596
Interest expense	(46,894)	(33,479)
Foreign currency transactions and other	(12,928)	(4,843)
Impairment of cost-method investment	(50,350)	—
Total other income (expense)	(89,825)	(26,726)
Earnings before income taxes	460,493	407,243
Income tax expense	86,069	73,916
Net income	$374,424	$333,327
Net income applicable to common stockholders per basic common share	$7.54	$6.42
Weighted-average number of basic common shares outstanding	49,630	51,909
Net income applicable to common stockholders per diluted common share	$7.47	$6.36
Weighted-average number of diluted common shares outstanding	50,129	52,406

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$374,424	$333,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,486	21,674
Amortization	42,385	43,328
Provision for uncollectible accounts, net	6,812	9,021
Deferred income tax benefit	(25,681)	(35,172)
Stock-based compensation expense and other stock-based payments	66,034	54,533
Amortization of debt issuance costs	1,837	1,543
Amortization of debt discount	17,009	16,691
Impairment of cost-method investment	50,350	—
Changes in assets and liabilities:
Accounts receivable	(191,704)	(120,593)
Prepaid expenses and other current assets	(340,485)	(292,668)
Accounts payable, accrued expenses and other current liabilities	311,991	201,215
Other	869	(23,916)
Net cash provided by operating activities	344,327	208,983

INVESTING ACTIVITIES:
Purchase of investments	(1,051,346)	(1,969,292)
Proceeds from sale of investments	1,252,604	880,774
Additions to property and equipment	(53,256)	(31,263)
Acquisitions and other investments, net of cash acquired	(723)	(26,162)
Proceeds from foreign currency contracts	—	453,818
Payments on foreign currency contracts	—	(448,640)
Change in restricted cash	(5)	(55)
Net cash provided by (used in) investing activities	147,274	(1,140,820)

FINANCING ACTIVITIES:
Proceeds from short-term borrowing	100,000	—
Proceeds from the issuance of long-term debt	2,500	1,611,887
Payments related to conversion of senior notes	—	(147,629)
Repurchase of common stock	(259,361)	(308,618)
Proceeds from exercise of stock options	4,815	9,070
Excess tax benefits on stock-based awards and other equity deductions	18,073	49,538
Net cash (used in) provided by financing activities	(133,973)	1,214,248
Effect of exchange rate changes on cash and cash equivalents	22,272	(175,248)
Net increase in cash and cash equivalents	379,900	107,163
Cash and cash equivalents, beginning of period	1,477,265	3,148,651
Cash and cash equivalents, end of period	$1,857,165	$3,255,814
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$449,314	$379,603
Cash paid during the period for interest	$40,119	$10,841
Non-cash investing activity for contingent consideration	$—	$9,170

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended March 31,
		2016	2015

	GAAP Gross profit	$2,019,450	$1,672,236

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(16,404)

	Non-GAAP Gross profit	$2,019,450	$1,655,832

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended March 31,
		2016	2015

	GAAP Operating income	$550,318	$433,969

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(16,404)
(b)	Stock-based employee compensation	66,000	54,008
(c)	Amortization of intangible assets	42,385	43,328

	Non-GAAP Operating income	$658,703	$514,901

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	32.6%	31.1%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2016	2015

	GAAP Net income	$374,424	$333,327

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(16,404)
(b)	Stock-based employee compensation	66,000	54,008
(d)	Depreciation and amortization	72,871	65,002
(e)	Interest income	(20,347)	(11,596)
(e)	Interest expense	46,894	33,479
(f)	Loss on early extinguishment of convertible debt	—	3
(g)	Impairment of cost-method investment	50,350	—
(h)	Income tax expense	86,069	73,916

	Adjusted EBITDA	$676,261	$531,735

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended March 31,
		2016	2015

	GAAP Net income	$374,424	$333,327

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	(16,404)
(b)	Stock-based employee compensation	66,000	54,008
(c)	Amortization of intangible assets	42,385	43,328
(f)	Debt discount amortization related to convertible debt	15,962	15,775
(f)	Loss on early extinguishment of convertible debt	—	3
(g)	Impairment of cost-method investment	50,350	—
(i)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	(16,637)	(1,510)

	Non-GAAP Net income	$532,484	$428,527

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2016	2015

	GAAP weighted-average number of diluted common shares outstanding	50,129	52,406
(j)	Adjustment for unvested restricted stock units and performance share units	379	388
	Non-GAAP weighted-average number of diluted common shares outstanding	50,508	52,794
	Net income applicable to common stockholders per diluted common share
	GAAP	$7.47	$6.36
	Non-GAAP	$10.54	$8.12

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Impairment of cost-method investment is recorded in Other income (expense).
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(j)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude employee stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Agency	$10,516	$11,581	$11,821	$8,974	$11,908	$12,867	$12,850	$10,344	$14,534
Merchant	1,764	1,957	2,002	1,685	1,867	2,094	1,928	1,670	2,119
Total	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778	$12,015	$16,653

Year/Year Growth
Agency	37.5%	37.4%	31.0%	18.5%	13.2%	11.1%	8.7%	15.3%	22.1%
Merchant	17.2%	15.7%	15.0%	7.9%	5.8%	7.0%	(3.7)%	(0.9)%	13.5%

Total	34.2%	33.8%	28.4%	16.7%	12.2%	10.5%	6.9%	12.7%	20.9%
excluding F/X impact	35%	32%	29%	23%	26%	26%	22%	24%	26%

Units Sold	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Hotel Room-Nights	83.4	89.6	94.8	78.2	104.6	113.1	115.6	99.1	136.5
Year/Year Growth	32.0%	29.2%	26.7%	24.0%	25.4%	26.2%	22.0%	26.6%	30.5%

Rental Car Days	12.3	14.3	14.2	11.0	14.6	17.2	16.0	12.2	16.2
Year/Year Growth	24.6%	14.4%	18.1%	16.1%	18.0%	20.1%	13.0%	10.6%	10.9%

Airline Tickets	2.0	2.1	2.0	1.7	2.0	2.1	2.0	1.7	1.8
Year/Year Growth	22.6%	22.3%	8.0%	(4.0)%	(3.2)%	0.3%	(1.1)%	(2.6)%	(7.2)%

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Revenue	$1,641.8	$2,123.6	$2,836.5	$1,840.1	$1,840.7	$2,280.4	$3,102.9	$2,000.0	$2,148.1
Year/Year Growth	26.1%	26.4%	25.0%	19.4%	12.1%	7.4%	9.4%	8.7%	16.7%

Gross Profit	$1,406.5	$1,883.0	$2,620.0	$1,674.7	$1,672.2	$2,092.9	$2,947.3	$1,879.4	$2,019.5
Year/Year Growth	39.3%	36.1%	31.7%	25.6%	18.9%	11.1%	12.5%	12.2%	20.8%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.